FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 21, 2020, among PBF Holding Company LLC, a Delaware limited liability company (the “Company”), PBF Finance Corporation, a Delaware corporation (“Finance Co.” and, together with the Company, the “Issuers”), the Guarantors, Wilmington Trust, National Association, as trustee (the “Trustee”), paying agent (the “Paying Agent”), registrar (the “Registrar”), transfer agent (the “Transfer Agent”), authenticating agent (the “Authenticating Agent”) and collateral agent (the “Notes Collateral Agent”).

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of May 13, 2020 (as amended or supplemented prior to the date hereof, the “Indenture”), pursuant to which the Issuers initially issued, on the date thereof, $1,000,000,000 aggregate principal amount of their 9.25% Senior Secured Notes due 2025 (the “Initial Notes”);

WHEREAS, Section 2.01 of the Indenture provides that Additional Notes may be created and issued from time to time by the Issuers (subject to their compliance with Sections 4.09 and 4.12 of the Indenture) and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, pursuant to Section 2.01(d) of the Indenture, the Issuers are authorized to execute and deliver this Supplemental Indenture without notice to or consent of the Holders to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; and

WHEREAS, the Issuers desire to execute and deliver this Supplemental Indenture for the purpose of issuing on the date hereof an additional $250,000,000 aggregate principal amount of 9.25% Senior Secured Notes due 2025 (the “Additional Notes” and, together with the Initial Notes, the “Notes”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

l.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.     ADDITIONAL NOTES. As of the date hereof, the Issuers will issue under the Indenture, and the Trustee is directed to authenticate and deliver, the Additional Notes in an aggregate principal amount of $250,000,000, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 100.25% plus accrued and unpaid interest from, and including November 15, 2020, to, but excluding, the date hereof. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase. The Additional Notes will initially bear, in the case of Additional Notes sold under Rule 144A of the Securities Act, the CUSIP number of 69318F AK4 and the ISIN number of US69318FAK49 (which are the same as the Initial Notes sold under Rule 144A of the Securities Act), and, in the case of Additional Notes sold under Regulation S of the Securities Act, (i) until 40 days after the date hereof, the CUSIP number of U70453 AF9 and the ISIN number of USU70453AF92 (which are different from the Initial Notes sold under Regulation S under the Securities Act) and (ii) after the expiration of the 40th day and compliance with the procedures of the Depositary, thereafter, the CUSIP number of U70453 AE2 and the ISIN number of USU70453AE28 (which are the same as the Initial Notes sold under Regulation S under the Securities Act).

3.     NECESSARY ACTIONS. The Issuers hereby represent and warrant that all actions necessary to give effect to this Supplemental Indenture have been taken.

4.     NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.     COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.     THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.

8.     CONTINUED EFFECT. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Additional Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

9.    INTERCREDITOR AGREEMENT. The parties hereto acknowledge that the Trustee and the Notes Collateral Agent are party to the Collateral Trust and Intercreditor Agreement for the Holders of the Notes issued pursuant to the Indenture prior to the date hereof and that the obligations under the Initial Notes and the Additional Notes constitute the same series of Secured Obligations (as defined in the Collateral Trust and Intercreditor Agreement) and will be subject to and bound by the provisions of the Collateral Trust and Intercreditor Agreement as Holders of Secured Debt (as defined in the Collateral Trust and Intercreditor Agreement).

[Remainder of Page Intentionally Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: December 21, 2020

ISSUERS:

PBF HOLDING COMPANY LLC
PBF FINANCE CORPORATION

By:
Name:
Title:

GUARANTORS

PBF SERVICES COMPANY LLC
PBF INVESTMENTS LLC
DELAWARE CITY REFINING COMPANY LLC
PBF POWER MARKETING LLC
PAULSBORO REFINING COMPANY LLC
TOLEDO REFINING COMPANY LLC
PBF INTERNATIONAL INC.
CHALMETTE REFINING, L.L.C.
PBF ENERGY WESTERN REGION LLC
TORRANCE REFINING COMPANY LLC
MARTINEZ REFINING COMPANY LLC

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Supplemental Indenture Signature Page]